Exhibit 99.1

Contact:

Emily Riley –	phone: 215.231.1035
email: emily.riley@radian.biz

Radian Reports First Quarter 2010 Financial Results

Reports first decrease in delinquency count in nearly four years; announces sale of Sherman investment for $172 million in cash

PHILADELPHIA, May 4, 2010 — Radian Group Inc. (NYSE: RDN) today reported a net loss for the quarter ended March 31, 2010, of $310.4 million, or $3.77 per diluted share. This compares to a net loss of $217.4 million, or $2.69 per diluted share, for the prior-year quarter. Book value per share at March 31, 2010, was $20.65.

On May 3, 2010, Radian Guaranty sold its remaining equity interest in Sherman Financial, a consumer asset and servicing firm, for approximately $172 million in cash. The impact of the sale, which is expected to result in a pre-tax gain of approximately $70 million, will be reflected in the company’s second quarter results. Prior to the sale, Radian had received a $28 million dividend from Sherman in early April.

“The strength of our core mortgage insurance business remains the top priority at Radian,” said Chief Executive Officer S.A. Ibrahim. “We are encouraged by the decline in our delinquency count this quarter, the first in nearly four years.”

FIRST QUARTER HIGHLIGHTS

•	Radian Guaranty Inc.’s risk-to-capital ratio was 16.9:1 at March 31, 2010, compared to a ratio of 15.4:1 at December 31, 2009, and 17.6:1 at March 31, 2009.

•

The mortgage insurance provision for losses was $529.1 million in the first quarter, which includes an increase in mortgage insurance reserves of $146.5 million since December 31, 2009, to $3.6 billion. This increase in reserves, when coupled with the decline in delinquent loans, strengthens Radian’s reserve per delinquency for both primary and pool loans. The reserve increase primarily resulted from an increase in our severity estimates and the continued aging of our default inventory.

•

The number of primary and pool delinquent loans decreased by 5.3 percent and 6.8 percent, respectively, from the fourth quarter of 2009. This included mortgage insurance terminations that reduced Radian’s primary delinquency count by 4,429 loans. Excluding this termination, the number of primary delinquent loans decreased by 2.4 percent from the fourth quarter of 2009, the first decline in nearly four years. In addition, the number of Radian’s primary delinquent loans declined slightly in April. Radian continues to expect a lower number of delinquent loans at the end of 2010 compared to year-end 2009.

•

The company continues to project sufficient holding company liquidity through 2012. As a result of losses generated in the quarter and in order to maintain the minimum surplus requirements for two subsidiaries that reinsure risk from Radian Guaranty, Radian Group contributed $56 million and Radian Guaranty contributed $30 million of capital to these subsidiaries.

•

Consistent with Radian’s strategy of actively managing the legacy portfolio and reducing non-core risk, the company terminated a set of structured transactions in the quarter that eliminated $102 million of its modified pool risk in force.

•

Total mortgage insurance claims paid were $357.3 million for the first quarter. Excluding the $80.1 million impact from first-lien terminations, the $10.8 million impact from second-lien terminations and net of proceeds received from captive terminations of $0.4 million, claims paid were $266.8 million, which consisted of $258.8 million of first-liens and $8.0 million of second-liens. For 2010, the company continues to expect mortgage insurance claims paid to be approximately $1.5 billion.

•

As a result of reduced mortgage industry origination volume and mortgage insurance penetration, new mortgage insurance written (NIW) was $1.9 billion in the quarter. NIW in the quarter continued to consist of loans with excellent risk characteristics, and the company maintained market share of more than 21 percent.

•

Combined losses recognized on derivatives and other financial instruments totaled $121.6 million in the quarter. This was primarily attributable to unrealized losses resulting from the significant tightening of Radian’s credit default swap spread, partially offset by investment portfolio gains.

•

Since the launch of the Home Affordable Modification Program (HAMP) last year, nearly 6,000 Radian-insured loans have been completed, including 1,769 loans in 2009 and 4,159 in the first quarter of 2010. As of March 31, 2010, more than 28,000 Radian-insured primary loans were pending completion of a modification program, including HAMP, which represents nearly 20 percent of Radian’s primary delinquencies. This compares to more than 22,000, or approximately 15 percent of primary delinquencies, as of December 31, 2009.

•

Radian Asset Assurance Inc. continues to serve as an important source of capital support for Radian Guaranty, the company’s mortgage insurance subsidiary, and is expected to continue to provide Radian Guaranty with cash infusions over time.

•	As of March 31, 2010, Radian Asset had approximately $1.0 billion in statutory surplus with an additional $1.5 billion in claims-paying resources.

•	In June, Radian Asset is expected to pay another ordinary dividend of approximately $70 million to Radian Guaranty.

CONFERENCE CALL

Radian will discuss each of these items in its conference call today, Tuesday, May 4, 2010, at 8:30 a.m. Eastern time. The conference call will be broadcast live over the Internet at http://www.radian.biz/page?name=Webcasts or at www.radian.biz. The call may also be accessed by dialing 800-230-1766 inside the U.S., or 612-234-9959 for international callers, using passcode 153957 or by referencing Radian.

A replay of the webcast will be available on the Radian website approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available two and a half hours after the call ends for one week, using the following dial-in numbers and passcode: 800-475-6701 inside the U.S., or 320-365-3844 for international callers, passcode 153957.

In addition to the information provided in the company’s earnings news release, other statistical and financial information, which is expected to be referred to during the conference call, will be available on Radian’s website under Investors >Quarterly Results, or by clicking on http://www.radian.biz/page?name=QuarterlyResults.

About Radian

Radian Group Inc. (NYSE: RDN), headquartered in Philadelphia, provides private mortgage insurance and related risk mitigation products and services to mortgage lenders nationwide through its principal operating subsidiary, Radian Guaranty Inc. These services help promote and preserve homeownership opportunities for homebuyers, while protecting lenders from default-related losses on residential first mortgages and facilitating the sale of low-downpayment mortgages in the secondary market. Additional information may be found at www.radian.biz.

Financial Results and Supplemental Information Contents (Unaudited)

For trend information on all schedules, refer to Radian’s quarterly financial statistics at http://www.radian.biz/page?name=FinancialReportsCorporate.

Exhibit A:	Condensed Consolidated Statements of Income
Exhibit B:	Condensed Consolidated Balance Sheets
Exhibit C:	Segment Information Quarter Ended March 31, 2010
Exhibit D:	Segment Information Quarter Ended March 31, 2009
Exhibit E:	Financial Guaranty Supplemental Information –
For the Quarter Ended and as of March 31, 2010
Exhibit F:	Financial Guaranty Supplemental Information –
For the Quarter Ended and as of March 31, 2009
Exhibit G:	Mortgage Insurance Supplemental Information –
For the Quarter Ended and as of March 31, 2010
New Insurance Written and Risk Written
Exhibit H:	Mortgage Insurance Supplemental Information –
For the Quarter Ended and as of March 31, 2010
Insurance in Force and Risk in Force
Exhibit I:	Mortgage Insurance Supplemental Information –
For the Quarter Ended and as of March 31, 2010

Risk in Force by LTV and Policy Year and other Risk in Force
Exhibit J:	Mortgage Insurance Supplemental Information –
For the Quarter Ended and as of March 31, 2010
Claims and Reserves
Exhibit K:	Mortgage Insurance Supplemental Information –
For the Quarter Ended and as of March 31, 2010
Default Statistics
Exhibit L:	Mortgage Insurance Supplemental Information –
For the Quarter Ended and as of March 31, 2010
Net Premiums Written and Earned, Smart Home, Captives and Persistency
Exhibit M:	Mortgage Insurance Supplemental Information –
For the Quarter Ended and as of March 31, 2010
Reinsurance Progression Toward Attachment – Summary by Book Year
Exhibit N:	Mortgage Insurance Supplemental Information –
For the Quarter Ended and as of March 31, 2010
Modified Pool
Exhibit O:	Mortgage Insurance Supplemental Information –
For the Quarter Ended and as of March 31, 2010
Alt-A Risk in Force
Exhibit P:	Financial Services Supplemental Information –
For the Quarter Ended and as of March 31, 2010
Exhibit Q:	Impact of Mortgage Insurance Terminations –
For the Quarter Ended and as of March 31, 2010

Forward-Looking Statements

All statements in this report that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the United States Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” or the negative or other variations on these words and other similar expressions. These statements, which include, without limitation, projections regarding our future performance and financial condition are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. These statements speak only as of the date of this news release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including the following:

•

changes in general financial and political conditions, such as the failure of the U.S. economy to recover from the most recent recession or the U.S. economy reentering a recessionary period following a brief period of stabilization or even growth, the lack of meaningful liquidity in the capital markets or in the credit markets, a prolonged period of high unemployment rates and limited home price appreciation or further depreciation (which has resulted in some borrowers voluntarily defaulting on their mortgages when their mortgage balances exceed the value of their homes), changes or volatility in interest rates or consumer confidence, changes in credit spreads, changes in the way investors perceive the strength of private mortgage insurers or financial guaranty providers, investor concern over the credit quality and specific risks faced by the particular businesses, municipalities or pools of assets covered by our insurance;

•	catastrophic events or further economic changes in geographic regions where our mortgage insurance or financial guaranty insurance is more concentrated;

•

our ability to successfully execute upon our capital plan for our mortgage insurance business (which depends, in part, on the performance of our financial guaranty portfolio), and if necessary, to obtain additional capital to support new business writings in our mortgage insurance business and the long-term liquidity needs of our holding company;

•	a further decrease in the volume of home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards and the decrease in housing demand throughout the U.S.;

•

our ability to maintain adequate risk-to-capital ratios and surplus requirements in our mortgage insurance business in light of ongoing losses in this business and continued deterioration in our financial guaranty portfolio which, in the absence of new capital, may depend on our ability to execute strategies for which regulatory and other approvals are required and may not be obtained;

•	our ability to continue to effectively mitigate our mortgage insurance and financial guaranty losses;

•	reduced opportunities for loss mitigation in markets where housing values do not appreciate or continue to decline;

•	the negative impact our increased levels of insurance rescissions and claim denials may have on our relationships with customers, including the heightened risk of potential disputes and litigation;

•	the concentration of our mortgage insurance business among a relatively small number of large customers;

•	disruption in the servicing of mortgages covered by our insurance policies;

•

the aging of our mortgage insurance portfolio and changes in severity or frequency of losses associated with certain of our products that are riskier than traditional mortgage insurance or financial guaranty insurance policies;

•

the performance of our insured portfolio of higher risk loans, such as Alternative-A (“Alt-A”) and subprime loans, and of adjustable rate products, such as adjustable rate mortgages and interest-only mortgages;

•	a decrease in persistency rates of our mortgage insurance policies;

•	an increase in the risk profile of our existing mortgage insurance portfolio due to mortgage refinancing in the current housing market;

•

further downgrades or threatened downgrades of, or other ratings actions with respect to, our credit ratings or the ratings assigned by the major rating agencies to any of our rated insurance subsidiaries at any time (in particular, the credit rating of Radian Group Inc. and the financial strength ratings assigned to Radian Guaranty Inc.);

•

heightened competition for our mortgage insurance business from others such as the Federal Housing Administration and the Veterans’ Administration or other private mortgage insurers (in particular those that have been assigned higher ratings from the major rating agencies) or new entrants to the industry;

•

changes in the charters or business practices of Federal National Mortgage Association (“Fannie Mae”) and Freddie Mac, the largest purchasers of mortgage loans that we insure, and our ability to remain an eligible provider to both Freddie Mac and Fannie Mae;

•	changes to the current system of housing finance, including the possibility of a new system in which private mortgage insurers are not required or their services are significantly limited in scope;

•

the application of existing federal or state consumer, lending, insurance, tax, securities and other applicable laws and regulations, or changes in these laws and regulations or the way they are interpreted; including, without limitation: (i) the outcome of existing, or the possibility of additional, lawsuits or investigations, and (ii) legislative and regulatory changes (a) affecting demand for private mortgage insurance, (b) limiting or restricting our use of (or requirements for) additional capital and the products we may offer, or (c) affecting the form in which we execute credit protection or affecting our existing financial guaranty portfolio;

•

the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses or premium deficiencies for our mortgage insurance business, or to estimate accurately the fair value amounts of derivative instruments in our mortgage insurance and financial guaranty businesses in determining gains and losses on these contracts;

•

the ability of our primary insurance customers in our financial guaranty reinsurance business to provide appropriate surveillance and to mitigate losses adequately with respect to our assumed insurance portfolio;

•

volatility in our earnings caused by changes in the fair value of our derivative instruments and our need to reevaluate the possibility of a premium deficiency in our mortgage insurance business on a quarterly basis;

•	changes in accounting guidance from the Securities and Exchange Commission or the Financial Accounting Standards Board; and

•	legal and other limitations on amounts we may receive from our subsidiaries as dividends or through our tax- and expense-sharing arrangements with our subsidiaries.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should review the risks described under Item 1A, “Risk Factors” under our Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent reports and registration statements filed from time to time with the Securities and Exchange Commission.

###

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Income

Exhibit A

	Quarter Ended March 31
	2010	2009
(In thousands, except per-share data)

Revenues:
Net premiums written - insurance	$155,501	$156,756

Net premiums earned - insurance	$198,268	$211,215
Net investment income	45,358	56,283
Change in fair value of derivative instruments	(77,954)	(284,416)
Net (losses) gains on other financial instruments	(43,616)	25,070
Net impairment losses recognized in earnings	(18)	(824)
Other income	5,775	4,132

Total revenues	127,813	11,460

Expenses:
Provision for losses	543,880	326,754
Provision for premium deficiency	(1,231)	(48,184)
Policy acquisition costs	14,868	13,954
Other operating expenses	65,056 (1)	51,602
Interest expense	10,804	12,299

Total expenses	633,377	356,425

Equity in net income of affiliates	8,098	10,552

Pretax loss	(497,466)	(334,413)
Income tax benefit	(187,111)	(116,976)

Net loss	$(310,355)	$(217,437)

Diluted net loss per share (2)	$(3.77)	$(2.69)

(1)	Includes $17.5 million of compensation expense related to incentive plans which are correlated to our stock price.

(2) Weighted average shares outstanding (in thousands)

Average common shares outstanding	82,341	80,902

Increase in shares-common stock equivalents-diluted basis	—	—

Weighted average shares outstanding	82,341	80,902

For Trend Information, refer to our Quarterly Financial Statistics on Radian’s (RDN) website.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Exhibit B

(In thousands, except per-share data)	March 31 2010	December 31 2009

Assets:
Cash and investments	$6,070,388	$6,214,376
Investments in affiliates	127,535	121,480
Deferred policy acquisition costs	156,931	160,281
Deferred income taxes, net	621,589	440,948
Reinsurance recoverables	606,089	628,572
Derivative assets	66,766	68,534
Other assets	582,028	442,115

Total assets	$8,231,326	$8,076,306

Liabilities and stockholders’ equity:
Unearned premiums	$780,561	$823,621
Reserve for losses and loss adjustment expenses	3,735,824	3,578,982
Reserve for premium deficiency	24,126	25,357
Long-term debt	665,863	698,222
VIE debt	596,061	296,080
Derivative liabilities	234,504	238,697
Other liabilities	482,026	410,353

Total liabilities	6,518,965	6,071,312

Common stock	100	100
Additional paid-in capital	477,354	473,759
Retained earnings	1,291,583	1,602,143
Accumulated other comprehensive loss	(56,676)	(71,008)

Total common stockholders’ equity	1,712,361	2,004,994

Total liabilities and stockholders’ equity	$8,231,326	$8,076,306

Book value per share	$20.65	$24.22

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended March 31, 2010

Exhibit C

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$157,032	$(1,531)	$—	$155,501

Net premiums earned - insurance	$177,339	$20,929	$—	$198,268
Net investment income	26,359	18,999	—	45,358
Change in fair value of derivative instruments	277	(78,231)	—	(77,954)
Net losses on other financial instruments	(1,419)	(42,197)	—	(43,616)
Net impairment losses recognized in earnings	(18)	—	—	(18)
Other income	1,799	3,913	63	5,775

Total revenues	204,337	(76,587)	63	127,813

Expenses:
Provision for losses	529,091	14,789	—	543,880
Provision for premium deficiency	(1,231)	—	—	(1,231)
Policy acquisition costs	10,504	4,364	—	14,868
Other operating expenses	46,233	18,673	150	65,056
Interest expense	2,120	8,684	—	10,804

Total expenses	586,717	46,510	150	633,377

Equity in net income of affiliates	—	78	8,020	8,098

Pretax (loss) income	(382,380)	(123,019)	7,933	(497,466)

Income tax (benefit) provision	(145,847)	(44,041)	2,777	(187,111)

Net (loss) income	$(236,533)	$(78,978)	$5,156	$(310,355)

Cash and investments	$3,546,637	$2,523,751	$—	$6,070,388
Deferred policy acquisition costs	36,762	120,169	—	156,931
Total assets	4,942,261	3,161,663	127,402	8,231,326
Unearned premiums	219,753	560,808	—	780,561
Reserve for losses and loss adjustment expenses	3,597,035	138,789	—	3,735,824
Derivative liabilities	—	234,504	—	234,504

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended March 31, 2009

Exhibit D

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$161,959	$(5,203)	$—	$156,756

Net premiums earned - insurance	$177,883	$33,332	$—	$211,215
Net investment income	31,345	24,938	—	56,283
Change in fair value of derivative instruments	(28,576)	(255,840)	—	(284,416)
Net gains on other financial instruments	13,077	11,993	—	25,070
Net impairment losses recognized in earnings	(801)	(23)	—	(824)
Other income	3,818	153	161	4,132

Total revenues	196,746	(185,447)	161	11,460

Expenses:
Provision for losses	321,684	5,070	—	326,754
Provision for premium deficiency	(48,184)	—	—	(48,184)
Policy acquisition costs	5,739	8,215	—	13,954
Other operating expenses	35,694	15,833	75	51,602
Interest expense	5,694	6,605	—	12,299

Total expenses	320,627	35,723	75	356,425

Equity in net income of affiliates	—	—	10,552	10,552

Pretax (loss) income	(123,881)	(221,170)	10,638	(334,413)

Income tax (benefit) provision	(35,084)	(85,770)	3,878	(116,976)

Net (loss) income	$(88,797)	$(135,400)	$6,760	$(217,437)

Cash and investments	$4,141,601	$2,356,614	$—	$6,498,215
Deferred policy acquisition costs	26,391	195,878	—	222,269
Total assets	5,241,881	3,344,269	117,460	8,703,610
Unearned premiums	319,785	832,767	—	1,152,552
Reserve for losses and loss adjustment expenses	3,116,553	216,089	—	3,332,642
Derivative liabilities	127,472	614,166	—	741,638

Radian Group Inc.

Financial Guaranty Supplemental Information

For the Quarter Ended and as of March 31, 2010

Exhibit E

(In thousands)	Quarter Ended March 31
	2010	2009
Net Premiums Earned:
Public finance direct	$12,336	$14,452
Public finance reinsurance	6,913	8,366
Structured direct	717	1,777
Structured reinsurance	915	8,641
Trade credit reinsurance	48	96

Total Net Premiums Earned - insurance	$20,929	$33,332

Refundings included in earned premium	$9,533	$13,044

Claims paid:
Trade credit reinsurance	$1,086	$178
Financial Guaranty	3,357	14,909

Total	$4,443	$15,087

Impact of adoption of amendment to accounting standard regarding VIEs:

(In millions)
Balance Sheet Increase (Decrease):
Investments	$89.4
Other assets	121.0
VIE debt	321.0
Derivative liabilities	(128.6)
Derivative liabilities-VIE	17.4
Other liabilities	0.6

Income Statement Increase (Decrease):
Net investment income	$2.7
Net (losses) gains on other financial instruments	(60.9)
Change in fair value of derivative instruments	57.5
Other income	3.9
Other operating expenses	2.0
Interest expense	1.2

Radian Group Inc.

Financial Guaranty Supplemental Information

For the Quarter Ended and as of March 31, 2010

Exhibit F

($ in thousands, except ratios)	March 31 2010	December 31 2009	March 31 2009

Statutory Information:

Capital and surplus	$1,048,763	$1,062,637	$1,000,387
Contingency reserve	383,435	366,108	484,899

Qualified statutory capital	1,432,198	1,428,745	1,485,286

Unearned premium reserve	576,412	595,819	702,190
Loss and loss expense reserve	109,370	128,754	104,220

Total statutory policyholders’ reserves	2,117,980	2,153,318	2,291,696

Present value of installment premiums	243,721	260,662	385,514
Soft capital facilities	150,000	150,000	150,000

Total statutory claims paying resources	$2,511,701	$2,563,980	$2,827,210

Net debt service outstanding	$107,465,994	$110,207,923	$134,341,161

Capital leverage ratio (1)	75	77	90
Claims paying leverage ratio (2)	43	43	48

Net par outstanding by product:
Public finance direct	$17,213,124	$17,536,616	$18,455,372
Public finance reinsurance	23,542,687	24,180,588	33,494,951
Structured direct	42,347,436	43,528,366	45,699,943
Structured reinsurance	2,063,475	2,174,433	5,147,861

Total (3)	$85,166,722	$87,420,003	$102,798,127

Reserve for losses and LAE-GAAP Basis:
Financial Guaranty	$133,425	$121,833	$203,561
Trade Credit	5,364	6,611	12,528

Total	$138,789	$128,444	$216,089

(1)	The capital leverage ratio is derived by dividing net debt service outstanding by qualified statutory capital.
(2)	The claims paying leverage ratio is derived by dividing net debt service outstanding by total statutory claims paying resources.
(3)	Included in public finance net par outstanding is $2.0 billion, $2.2 billion and $3.6 billion at March 31, 2010, December 31, 2009 and March 31, 2009, respectively, for legally defeased bond issues where our financial guaranty policy has not been extinguished but cash or securities have been deposited in an escrow account for the benefit of bondholders. The accounting standard for financial guarantee insurance contracts requires that these contracts continue to be accounted for as outstanding contracts despite the elimination of substantially all risk.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2010

Exhibit G

($ in millions)	Quarter Ended March 31
	2010	%	2009	%

Primary new insurance written
Flow	$1,897	100.0%	$5,610	100.0%

Total Primary	$1,897	100.0%	$5,610	100.0%

Total
Prime	$1,896	99.9%	$5,597	99.8%
Alt-A	—	—	9	0.1%
A minus and below	1	0.1%	4	0.1%

Total Primary	$1,897	100.0%	$5,610	100.0%

Total primary new insurance written by FICO score

Total
>=740	$1,461	77.0%	$3,885	69.3%
680-739	435	22.9%	1,589	28.3%
620-679	1	0.1%	136	2.4%

Total Primary	$1,897	100.0%	$5,610	100.0%

Percentage of primary new insurance written
Refinances	35%		48%
95.01% LTV and above	0.5%		0.1%
ARMs
Less than 5 years	0.1%		0.2%
5 years and longer	5.1%		0.4%

Primary risk written
Flow	$429	100.0%	$1,196	100.0%

Total Primary	$429	100.0%	$1,196	100.0%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2010

Exhibit H

($ in millions)	March 31		March 31
	2010	%	2009	%
Primary insurance in force
Flow	$119,943	86.1%	$122,656	78.8%
Structured	19,419	13.9%	33,012	21.2%

Total Primary	$139,362	100.0%	$155,668	100.0%

Prime	$109,404	78.5%	$113,117	72.7%
Alt-A	20,396	14.6%	31,826	20.4%
A minus and below	9,562	6.9%	10,725	6.9%

Total Primary	$139,362	100.0%	$155,668	100.0%

Primary risk in force
Flow	$29,542	89.2%	$30,537	87.3%
Structured	3,586	10.8%	4,443	12.7%

Total Primary	$33,128	100.0%	$34,980	100.0%

Flow
Prime	$24,783	83.9%	$25,129	82.3%
Alt-A	2,996	10.1%	3,475	11.4%
A minus and below	1,763	6.0%	1,933	6.3%

Total Flow	$29,542	100.0%	$30,537	100.0%

Structured
Prime	$1,977	55.1%	$2,331	52.5%
Alt-A	981	27.4%	1,378	31.0%
A minus and below	628	17.5%	734	16.5%

Total Structured	$3,586	100.0%	$4,443	100.0%

Total
Prime	$26,760	80.8%	$27,460	78.5%
Alt-A	3,977	12.0%	4,853	13.9%
A minus and below	2,391	7.2%	2,667	7.6%

Total Primary	$33,128	100.0%	$34,980	100.0%

Total primary risk in force by FICO score
Flow
>=740	$10,561	35.7%	$9,839	32.2%
680-739	10,572	35.8%	11,234	36.8%
620-679	7,119	24.1%	8,002	26.2%
<=619	1,290	4.4%	1,462	4.8%

Total Flow	$29,542	100.0%	$30,537	100.0%

Structured
>=740	$982	27.4%	$1,205	27.1%
680-739	1,091	30.4%	1,394	31.4%
620-679	934	26.1%	1,167	26.3%
<=619	579	16.1%	677	15.2%

Total Structured	$3,586	100.0%	$4,443	100.0%

Total
>=740	$11,543	34.9%	$11,044	31.6%
680-739	11,663	35.2%	12,628	36.1%
620-679	8,053	24.3%	9,169	26.2%
<=619	1,869	5.6%	2,139	6.1%

Total Primary	$33,128	100.0%	$34,980	100.0%

Percentage of primary risk in force
Refinances	31%		31%
95.01% LTV and above	20%		22%
ARMs
Less than 5 years	7%		8%
5 years and longer	8%		9%

Pool risk in force
Prime	$1,882	72.7%	$2,058	70.7%
Alt-A	192	7.4%	289	9.9%
A minus and below	515	19.9%	564	19.4%

Total	$2,589	100.0%	$2,911	100.0%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2010

Exhibit I

($ in millions)	March 31		March 31
	2010	%	2009	%
Total primary risk in force by LTV
85.00% and below	$3,117	9.4%	$3,613	10.3%
85.01% to 90.00%	12,440	37.6%	12,571	35.9%
90.01% to 95.00%	10,829	32.7%	11,213	32.1%
95.01% and above	6,742	20.3%	7,583	21.7%

Total	$33,128	100.0%	$34,980	100.0%

Total primary risk in force by policy year
2005 and prior	$9,325	28.1%	$11,083	31.7%
2006	4,209	12.7%	5,015	14.3%
2007	9,160	27.7%	10,410	29.8%
2008	6,576	19.8%	7,298	20.9%
2009	3,436	10.4%	1,174	3.3%
2010	422	1.3%	—	—

Total	$33,128	100.0%	$34,980	100.0%

Total pool risk in force by policy year
2005 and prior	$2,096	81.0%	$2,367	81.3%
2006	227	8.7%	250	8.6%
2007	214	8.3%	235	8.1%
2008	52	2.0%	59	2.0%

Total Pool risk in Force	$2,589	100.0%	$2,911	100.0%

Other risk in force
Second-lien
1st loss	$138		$244
2nd loss	89		140
NIMs	292		431
International
1st loss-Hong Kong primary mortgage insurance	222		389
Reinsurance	—		170
Credit default swaps	120		3,072
Other
Domestic credit default swaps	—		123

Total other risk in force	$861		$4,569

Risk to capital ratio-Radian Guaranty only (1)	16.9:1		17.6:1

(1)	Starting June 30, 2009, risk in force on policies currently in default and for which loss reserves have been established are deducted from total risk in force used for our risk to capital calculations. Risk to capital ratios for the prior periods have not been restated to conform with this presentation.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2010

Exhibit J

($ in thousands)	Quarter Ended March 31
	2010	2009
Direct claims paid
Prime	$139,499	$69,459
Alt-A	70,512	46,270
A minus and below	48,777	36,730
Second-lien and other	7,979	22,607

Subtotal	266,767	175,066
Impact of first-lien terminations	80,110	—
Impact of captive terminations	(436)	—
Impact of second-lien terminations	10,834	65,000

Total	$357,275	$240,066

Average claim paid (1)
Prime	$46.3	$41.9
Alt-A	60.6	53.5
A minus and below	46.1	38.1
Second-lien and other	33.0	41.3
Total	$48.7	$43.4

Loss ratio - GAAP Basis	298.4%	179.8%
Expense ratio - GAAP Basis	32.0%	23.2%

	330.4%	203.0%

Reserve for losses by category
Prime	$1,347,003	$921,050
Alt-A	821,551	951,932
A minus and below	421,748	452,837
Pool insurance	379,794	140,192
Second-lien	30,490	111,985
Other	124	1,780

Reserve for losses, net	3,000,710	2,579,776
Reinsurance recoverable	596,325 (2)	536,777

Total	$3,597,035	$3,116,553

(1)	Calculated without giving effect to the impact of first-lien, second-lien and captive terminations.
(2)	Reinsurance recoverable on ceded losses related to captives ($488 million) and Smart Home ($108 million).

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2010

Exhibit K

	March 31 2010	December 31 2009	March 31 2009
Default Statistics
Primary insurance:

Flow
Prime
Number of insured loans	607,552	614,590	627,386
Number of loans in default	77,423	78,130	50,217
Percentage of loans in default	12.74%	12.71%	8.00%

Alt-A
Number of insured loans	58,588	60,616	66,952
Number of loans in default	21,533	22,177	18,628
Percentage of loans in default	36.75%	36.59%	27.82%

A minus and below
Number of insured loans	52,547	53,932	57,576
Number of loans in default	19,264	20,911	15,999
Percentage of loans in default	36.66%	38.77%	27.79%

Total Flow
Number of insured loans	718,687	729,138	751,914
Number of loans in default	118,220	121,218	84,844
Percentage of loans in default	16.45%	16.62%	11.28%

Structured
Prime
Number of insured loans	46,234	52,629	65,727
Number of loans in default	6,565	7,520	7,331
Percentage of loans in default	14.20%	14.29%	11.15%
Alt-A
Number of insured loans	32,960	43,615	78,901
Number of loans in default	11,949	15,295	21,600
Percentage of loans in default	36.25%	35.07%	27.38%

A minus and below
Number of insured loans	18,161	19,287	21,449
Number of loans in default	7,180	7,965	7,542
Percentage of loans in default	39.54%	41.30%	35.16%

Total Structured
Number of insured loans	97,355	115,531	166,077
Number of loans in default	25,694	30,780	36,473
Percentage of loans in default	26.39%	26.64%	21.96%

Total Primary Insurance
Prime
Number of insured loans	653,786	667,219	693,113
Number of loans in default	83,988	85,650	57,548
Percentage of loans in default	12.85%	12.84%	8.30%

Alt-A
Number of insured loans	91,548	104,231	145,853
Number of loans in default	33,482	37,472	40,228
Percentage of loans in default	36.57%	35.95%	27.58%

A minus and below
Number of insured loans	70,708	73,219	79,025
Number of loans in default	26,444	28,876	23,541
Percentage of loans in default	37.40%	39.44%	29.79%

Total Primary Insurance
Number of insured loans	816,042	844,669	917,991
Number of loans in default	143,914	151,998	121,317
Percentage of loans in default (1)	17.64%	17.99%	13.22%

Pool insurance:
Number of loans in default (2)	33,934	36,397	33,267

(1)	Includes an estimated 1,517, 3,302 and 6,568 defaults at March 31, 2010, December 31, 2009 and March 31, 2009, respectively, for which reserves have not been established because they were associated with transactions where no claim payment was anticipated primarily due to deductibles or where a partial reserve has been recorded that is less than the gross calculated reserve due to the presence of a deductible.
(2)	Includes an estimated 15,230, 18,033 and 22,782 defaults at March 31, 2010, December 31, 2009 and March 31, 2009, respectively, for which reserves have not been established because they were associated with transactions where no claim payment was anticipated primarily due to deductibles or where a partial reserve has been recorded that is less than the gross calculated reserve due to the presence of a deductible.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2010

Exhibit L

	Quarter Ended March 31
	2010		2009

Net Premiums Written (In thousands)
Primary and Pool Insurance	$157,413		$161,414
Second-lien	(455	) (1)	(86)
International	74		631

Total Net Premiums Written - Insurance	$157,032		$161,959

Net Premiums Earned (In thousands)
Primary and Pool Insurance	$174,112		$170,547
Second-lien	511		1,236
International	2,716		6,100

Total Net Premiums Earned - Insurance	$177,339		$177,883

SMART HOME (In millions)
Ceded Premiums Written	$2.3		$2.7
Ceded Premiums Earned	$2.3		$2.7

1st Lien Captives
Premiums ceded to captives (In thousands)	$25,474		$34,500
% of total premiums	12.6%		16.6%
NIW subject to captives (In thousands)	$333		$1,040,733
% of primary NIW	< 1%		18.6%
IIF included in captives (2)	29.5%		35.5%
RIF included in captives (2)	31.1%		39.7%

Persistency (twelve months ended March 31)	81.0%		87.0%

	March 31		March 31
	2010		2009
SMART HOME

% of Primary RIF included in Smart Home Transactions (2)	3.3%		3.6%

(1)	Reflects the impact of second-lien terminations.
(2)	Radian reinsures the middle layer risk positions, while retaining a significant portion of the total risk comprising the first loss and most remote risk positions.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2010

Exhibit M

Reinsurance Progression Toward Attachment - Summary by Book Year (1)

			March 31					December 31
($ in millions)			2010					2009
Book Year (2):	Original Book RIF	Progression to Attachment Point	Gross Current RIF	Ceded Current RIF(3)	Net Current RIF	Ever-to- Date Incurred Losses	Reinsurance Benefit (4)	Gross Current RIF	Ceded Current RIF(3)	Net Current RIF	Ever-to-Date Incurred Losses	Reinsurance Benefit (4)

Pre-2006		0-50%	$336	$55	$281	$138	$—	$375	$62	$313	$142
Pre-2006		50-75%	267	161	106	79	—	325	185	140	86
Pre-2006		75-99%	579	249	330	131	—	557	231	326	127
Pre-2006		Attached	1,629	445	1,184	409	$154	1,673	452	1,221	381	$139

Pre-2006 Total	$20,430		$2,811	$910	$1,901	$757	$154	$2,930	$930	$2,000	$736	$139

2006		0-50%	$1	$—	$1	$—	$—	$1	$—	$1	$—
2006		50-75%	—	—	—	—	—	16	1	15	1
2006		75-99%	19	2	17	2	—	13	1	12	1
2006		Attached	1,650	229	1,421	386	$159	1,695	242	1,453	355	$163

2006 Total	$2,761		$1,670	$231	$1,439	$388	$159	$1,725	$244	$1,481	$357	$163

2007		0-50%	$1	$—	$1	$—	$—	$1	$—	$1	$—
2007		50-75%	11	1	10	—	—	12	1	11	—
2007		75-99%	9	1	8	1	—	15	1	14	1
2007		Attached	3,376	390	2,986	489	$207	3,446	391	3,055	437	$191

2007 Total	$4,307		$3,397	$392	$3,005	$490	$207	$3,474	$393	$3,081	$438	$191

2008		0-50%	$186	$10	$176	$3	$—	$298	$22	$276	$6
2008		50-75%	248	20	228	9	—	149	8	141	6
2008		75-99%	121	14	107	6	—	1,454	166	1,288	56
2008		Attached	1,461	164	1,297	82	$12	159	14	145	19	$11

2008 Total	$2,386		$2,016	$208	$1,808	$100	$12	$2,060	$210	$1,850	$87	$11

2009		0-50%	$279	$12	$267	$1	$—	$284	$12	$272	$—
2009		50-75%	—	—	—	—	—	—	—	—	—
2009		75-99%	—	—	—	—	—	—	—	—	—
2009		Attached	—	—	—	—	$—	—	—	—	—	$—

2009 Total	$298		$279	$12	$267	$1	$—	$284	$12	$272	$—	$—

Quota Share		0-50%	$—	$—	$—	$—	$—	$—	$—	$—	$—
Quota Share		50-75%	—	—	—	—	—	—	—	—	—
Quota Share		75-99%	—	—	—	—	—	—	—	—	—
Quota Share		Attached	100	32	68	21	$8	102	33	69	37	$17

Quota Share Total	$313		$100	$32	$68	$21	$8	$102	$33	$69	$37	$17

Total Captive (Including Quota Share)	$30,495		$10,273	$1,785	$8,488	$1,757	$540	$10,575	$1,822	$8,753	$1,655	$521

SmartHome		0-50%	$31	$14	$17	$11	$—	$32	$14	$18	$12
SmartHome		50-75%	—	—	—	—	—	71	29	42	23
SmartHome		75-99%	69	29	40	25	—	—	—	—	—
SmartHome		Attached	997	482	515	439	$127	1,029	492	537	435	$143

Total SmartHome	$3,900		$1,097	$525	$572	$475	$127	$1,132	$535	$597	$470	$143

(1)	Data is presented in the aggregate for all trusts for captives with risk in force at each period end only. Actual trust attachment points and exit points vary by individual contract. The attachment point is calculated at the contract/deal level and is based on Total Incurred Losses which are defined as claims paid ever-to-date plus loss reserves.
(2)	Book year figures may include loans from additional periods pursuant to reinsurance agreement terms and conditions.
(3)	Risk ceded to reinsurers based on individual contract terms.
(4)	Captive Benefit is defined as ceded reserves at period end plus ever-to-date claims paid by the trust for captives with risk in force at period end only. Reinsurance benefit at March 31, 2010 and December 31, 2009 excludes $0.4 million and $71 million of recoveries recognized from the terminations of certain captive reinsurance agreements during the first quarter of 2010 and for the year ended December 31, 2009, respectively.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2010

Modified Pool

Exhibit N

($ in millions)	March 31 2010		March 31 2009
	$	%	$	%
Primary risk in force by policy year
2005 and prior	$201	42.6%	$292	34.6%
2006	49	10.4%	211	25.0%
2007	214	45.3%	333	39.5%
2008	8	1.7%	8	0.9%

Total	$472	100.0%	$844	100.0%

Primary risk in force by product
Prime	$76	16.1%	$157	18.6%
Alt-A	377	79.9%	663	78.6%
A minus and below	19	4.0%	24	2.8%

Total	$472	100.0%	$844	100.0%

Primary insurance in force by product
Prime	$705	10.8%	$3,072	16.9%
Alt-A	5,681	86.7%	14,767	81.5%
A minus and below	164	2.5%	289	1.6%

Total	$6,550	100.0%	$18,128	100.0%

Default Statistics:

Primary Insurance:
Total modified pool
Number of insured loans		26,122		84,900
Number of loans in default		8,111		19,812
Percentage of loans in default		31.05%		23.34%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2010

ALT-A

Exhibit O

($ in millions)	March 31 2010		March 31 2009
	$	%	$	%

Primary Risk in Force by FICO Score
>=740	$981	24.7%	$1,192	24.5%
680-739	1,916	48.2%	2,335	48.1%
660-679	577	14.5%	712	14.7%
620-659	475	11.9%	582	12.0%
<=619	28	0.7%	32	0.7%

Total	$3,977	100.0%	$4,853	100.0%

Primary Risk in Force by LTV
85.00% and below	$885	22.3%	$1,249	25.7%
85.01% to 90.00%	1,734	43.6%	2,015	41.5%
90.01% to 95.00%	1,078	27.1%	1,256	25.9%
95.01% and above	280	7.0%	333	6.9%

Total	$3,977	100.0%	$4,853	100.0%

Primary Risk in Force by Policy Year
2005 and prior	$1,286	32.3%	$1,532	31.6%
2006	825	20.8%	1,076	22.2%
2007	1,642	41.3%	1,997	41.1%
2008	223	5.6%	246	5.1%
2009	1	—	2	—

Total	$3,977	100.0%	$4,853	100.0%

Radian Group Inc.

Financial Services Supplemental Information

For the Quarter Ended and as of March 31, 2010

Exhibit P

	Quarter Ended March 31
(In thousands)	2010	2009

Investment in Affiliates-Selected Information

Sherman

Balance, beginning of period	$121,424	$99,656
Net income for period	8,020	10,552
Dividends received	(1,515)	(6,441)
Other comprehensive loss	(527)	(531)

Balance, end of period	$127,402	$103,236

Portfolio Information:

Sherman

Total assets	$1,720,430	$2,149,767
Net revenues	$291,601	$343,834

Radian Group Inc.

Impact of Mortgage Insurance Terminations

For the Quarter Ended as of March 31, 2010

Exhibit Q

($ in millions)

	As Reported March 31 2010	Impact of Mortgage Insurance Terminations	Prior to Mortgage Insurance Terminations
Primary insurance in force
Prime	$109,404	$759	$110,163
Alt-A	20,396	1,746	22,142
A minus and below	9,562	90	9,652

Total Primary	$139,362	$2,595	$141,957

Primary risk in force
Prime	$26,760	$27	$26,787
Alt-A	3,977	71	4,048
A minus and below	2,391	4	2,395

Total Primary	$33,128	$102	$33,230

Primary insurance in force-modified pool (1)
Prime	$705	$759	$1,464
Alt-A	5,681	1,746	7,427
A minus and below	164	90	254

Total Primary	$6,550	$2,595	$9,145

Primary risk in force-modified pool (1)
Prime	$76	$27	$103
Alt-A	377	71	448
A minus and below	19	4	23

Total Primary	$472	$102	$574

Default Statistics:
Total Primary Insurance
Prime
Number of insured loans	653,786	5,222	659,008
Number of loans in default	83,988	1,035	85,023
Percentage of loans in default	12.85%	19.82%	12.90%

Alt-A
Number of insured loans	91,548	9,598	101,146
Number of loans in default	33,482	3,161	36,643
Percentage of loans in default	36.57%	32.93%	36.23%

A minus and below
Number of insured loans	70,708	674	71,382
Number of loans in default	26,444	233	26,677
Percentage of loans in default	37.40%	34.57%	37.37%

Total Primary Insurance
Number of insured loans	816,042	15,494	831,536
Number of loans in default	143,914	4,429	148,343
Percentage of loans in default	17.64%	28.59%	17.84%

Total modified pool insurance (1)
Number of insured loans	26,122	15,494	41,616
Number of loans in default	8,111	4,429	12,540
Percentage of loans in default	31.05%	28.59%	30.13%

(1)	Included in primary insurance.